Exhibit 10.1
VIZIO HOLDING CORP.
2017 INCENTIVE AWARD PLAN

ARTICLE 1
PURPOSE
The purpose of the VIZIO Holding Corp. 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of VIZIO Holding Corp. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3“Applicable Law” shall mean any applicable law, including without limitation:
(a)provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock-Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.5“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6“Board” shall mean the Board of Directors of the Company.
2.7“Cause” shall mean, with respect to any particular Holder, the commission of any act of fraud, embezzlement or dishonesty by the Holder, any unauthorized use or disclosure by the Holder of confidential information or trade secrets of the Company (or any parent or subsidiary of the Company), or any other intentional misconduct by the Holder adversely affecting the business or affairs of the Company (or any parent or subsidiary of the Company) in a material manner. Notwithstanding the foregoing, if the Holder is a party to a written employment, consulting, or similar agreement with the Company (or any parent or subsidiary of the Company) in which the term “cause” is defined, then “Cause” shall be as such term is defined in such applicable written employment, consulting, or similar agreement.
2.8“Change in Control” shall mean the occurrence of any of the following events:
(a)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (i) the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control, and (ii) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value shall mean the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the state of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.9“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10“Committee” shall mean a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Article 11 hereof.
2.11“Common Stock” shall mean the Class A common stock, no par value, of the Company.

2.12“Company” shall have the meaning set forth in Article 1.
2.13“Consultant” shall mean any person, including any advisor, engaged by the Company or a parent or subsidiary of the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, or such other advisor or consultant as is approved by the Administrator.
2.14“Director” shall mean a member of the Board, as constituted from time to time.
2.15“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.16“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.18“Effective Date” shall mean August 25, 2017, which is the date the Plan was originally adopted by the Board.
2.19“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.20“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent or subsidiary of the Company.
2.21“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.22“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.23“Exchange Program” shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Holders would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.24“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(c)For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or
(d)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined by the Administrator in good faith.
2.25“Fiscal Year” shall mean the fiscal year of the Company.
2.26“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.27“Holder” shall mean a person who has been granted an Award.
2.28“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.29“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.30“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.31“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.32“Option Term” shall have the meaning set forth in Section 5.4.
2.33“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.34“Other Stock-Based Award” shall mean a stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, stock payments and performance awards.
2.35“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in Rule 701 under the Securities Act, after taking into account Applicable Law.
2.36“Plan” shall have the meaning set forth in ARTICLE 1.
2.37“Prior Plan” shall mean the VIZIO Holding Corp. 2007 Incentive Award Plan, as amended from time to time.
2.38“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.39“Publicly Listed Company” shall mean that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Common Stock is listed on one or more established securities exchanges (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market) or is quoted on Nasdaq or a successor quotation system.

2.40“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
2.41“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.42“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.
2.43“Section 16(b)” shall mean Section 16(b) of the Exchange Act.
2.44“Section 409A” shall mean Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.45“Securities Act” shall mean the Securities Act of 1933, as amended.
2.46“Shares” shall mean shares of Common Stock.
2.47“Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.48“SAR Term” shall have the meaning set forth in Section 5.4.
2.49“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.50“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.51“Termination of Service” shall mean:
(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a parent or subsidiary of the Company is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any parent or subsidiary of the Company.
(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any parent or subsidiary of the Company.
(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any parent or subsidiary of the Company is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any parent or subsidiary of the Company.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a

Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the parent or subsidiary of the Company employing or contracting with such Holder ceases to remain a parent or subsidiary of the Company following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.1Number of Shares.
(a)Subject to Sections 3.1(b), 3.1(c), and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 24,446,502 Shares, (ii) the number of Shares which as of the Effective Date were available for issuance under the Prior Plan, plus (iii) the number of Shares subject to awards outstanding under the Prior Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof, with the maximum number of Shares to be added to the Plan pursuant to clauses (ii) and (iii) equal to 40,520,655 Shares (such sum, the “Share Limit”). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)Subject to the provisions of Section 12.2, the Share Limit will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of (i) 26,500,000 Shares, (ii) 5% of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Board.
(c)If any Shares subject to an Award are forfeited or expire, an Award is surrendered pursuant to an Exchange Program, or an Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, surrender, or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.1(a) hereof). In addition, the following Shares shall be added to the Shares authorized for grant under Section 3.1(a) and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.1(a) hereof): (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; and (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12.2, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.1(b) and 3.1(c).
(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code.
ARTICLE 4.

GRANTING OF AWARDS
4.1Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any parent or subsidiary of the Company, or shall interfere with or restrict in any way the rights of the Company and any parent or subsidiary of the Company, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any parent or subsidiary of the Company.
4.4Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.5Non-Employee Director Limitations. No Non-Employee Director may be paid, issued or granted, in any Fiscal Year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $500,000 (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Non-Employee Director), will not count for purposes of the limitation under this Section 4.5.
ARTICLE 5.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
5.1Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% o of the Fair Market Value of a Share on the date the Option is granted.
Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and/or 409A of the Code, as applicable.
5.4Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder and without limiting the Company’s rights under Section 10.6, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.6 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.5Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unvested at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.
5.6Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.
ARTICLE 6.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.
6.3Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
6.4Early Exercise of Options. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.
6.5Termination of Service.
(a)If a Holder experiences a Termination of Service, other than for Cause or as the result of the Holder’s death or Disability, the Holder may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, such Award will remain exercisable for three (3) months following the Holder’s Termination of Service. Unless otherwise provided by the Administrator, if on the date of Termination of Service the Holder is not vested as to the entirety of such Award, the Shares covered by the unvested portion of such Award will revert to the Plan. If after termination the Holder does not exercise such Award within the time specified by the Administrator, such Award will terminate, and the Shares covered by such Award will revert to the Plan.
(b)If a Holder experiences a Termination of Service as a result of the Holder’s Disability, the Holder may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, such Award will remain exercisable for twelve (12) months following the Holder’s Termination of Service. Unless otherwise provided by the Administrator, if on the date of Termination of Service the Holder is not vested as to the entirety of such Award, the Shares covered by the unvested portion of such Award will revert to the Plan. If after Termination of Service the Holder does not exercise such Award within the time specified herein, such Award will terminate, and the Shares covered by such Award will revert to the Plan.
(c)If a Holder dies while an Employee, Consultant, or Director, the Holder Option or Stock Appreciation Right may be exercised following the Holder’s death within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of death (but in no event may such Award be exercised later than the expiration of the term of such Award as set forth in the Award Agreement), by the Holder’s designated beneficiary, provided such beneficiary has been designated prior to the Holder’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Holder, then such Award may be exercised by the personal representative of the Holder’s estate or by the person(s) to whom such Award is transferred pursuant to the Holder’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, such Award will remain exercisable for twelve (12) months following the Holder’s death. Unless otherwise provided by the Administrator, if at the time of death the Holder is not vested as to the entirety of such Award, the Shares covered by the unvested portion of such Award will immediately revert to the Plan. If such Award is not so exercised within the time specified herein, such Award will terminate, and the Shares covered by such Award will revert to the Plan.
(d)If a Holder experiences a Termination of Service for Cause, the Holder may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, such Award will terminate immediately upon the Holder’s Termination of Service. Unless otherwise provided by the Administrator, if on the date of Termination of Service the Holder is not vested as to the entirety of such Award, the Shares covered by the unvested portion of such Award will revert to the Plan. If after termination the Holder does not exercise such Award within the time specified by the Administrator, such Award will terminate, and the Shares covered by such Award will revert to the Plan.
(e)A Holder’s Award Agreement may also provide that:
if the exercise of the Option or Stock Appreciation Right following the Holder’s Termination of Service (other than upon the Holder’s death or Disability) would result in liability under Section 16(b), then such Award will terminate on the earlier of (A) the expiration of the term of such Award set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
if the exercise of the Option or Stock Appreciation Right following the Holder’s Termination of Service (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then such Award will terminate on the earlier of (A) the expiration of the term of such Award or (B) the expiration of a period of thirty (30)-day period after the Holder’s Termination of Service during which the exercise of such Award would not be in violation of such registration requirements.
ARTICLE 7.
AWARD OF RESTRICTED STOCK
7.1Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3.
7.3Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
7.4Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall automatically be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, the Holder’s death, retirement or Disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.
AWARD OF RESTRICTED STOCK UNITS
8.1Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2Term. Except as otherwise provided herein, the term, if any, of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
8.3Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.4Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any parent or subsidiary of the Company, one or more Performance Criteria, Company or parent or subsidiary of the Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.5Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement), consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.6Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including but not limited to the Holder’s death, retirement or Disability or any other specified Termination of Service.
ARTICLE 9.
AWARD OF OTHER STOCK-BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1Other Stock-Based Awards. The Administrator is authorized to grant Other Stock-Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock- Based Award, including the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock-Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder (or such other date as may be determined by the Administrator) and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.
ARTICLE 10.
ADDITIONAL TERMS OF AWARDS
10.1Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including Shares issuable pursuant to the exercise, vesting or payment of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a fair market value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment.
10.2Tax Withholding. The Company or any parent or subsidiary of the Company shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to have the Company or any parent or subsidiary of the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares) or surrendering to the Company already-owned Shares. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid adverse accounting consequences)). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3Transferability of Awards.
(a)Except as otherwise provided in Sections 10.3(b) and 10.3(c):
(i)     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)     No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i)and
(iii)    During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
10.4Conditions to Issuance of Shares.
(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an applicable exemption from registration or an effective registration statement. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award as may be imposed in the sole discretion of the Administrator.
(d)No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(g)The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
10.5Forfeiture and Claw-Back Provisions. The Administrator may specify in an Award Agreement that the Holder’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy as may be implemented and/or amended by the Company from time to time, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law. The Board may require a Holder to forfeit or return to and/or reimburse the Company all or a portion of the Award (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award), pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.
10.6Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.9).
10.7Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.7 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
10.8Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Holder will not cease to be an

Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any parent of the Company, or any subsidiary of the Company. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Holder will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.
ARTICLE 11.
ADMINISTRATION
11.1Administrator.
(a)Multiple Administrative Bodies. Different Committees with respect to different groups of Eligible Individuals or Holders may administer the Plan.
(b)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(c)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Board or any such Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.6 or Section 12.9. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee.
11.3Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any parent or subsidiary of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)Determine the Fair Market Value;
(b)Designate Eligible Individuals to receive Awards;
(c)Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(d)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(e)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(f)Institute and determine the terms and conditions of an Exchange Program;
(g)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(h)Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(i)Decide all other matters that must be determined in connection with an Award;
(j)Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(k)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(l)Allow Holders to satisfy tax withholding obligations in such manner as prescribed in Section 10.2 of the Plan;
(m)Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(n)Allow a Holder to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Holder under an Award;
(o)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(p)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.
11.5Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.
11.6Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.
MISCELLANEOUS PROVISIONS
12.1Amendment, Suspension or Termination of the Plan.
(a)The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.6 and Section 12.9, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(b)No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, (i) in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of (A) the Board Restatement Approval Date (as defined below) or (B) the Shareholder Restatement Approval Date (as defined below), and (ii) Section 3.1(b) relating to automatic increases to the Share Limit will operate only until the tenth (10th) anniversary of the earlier of (A) the Board Restatement Approval Date or (B) the Shareholder Restatement Approval Date.
12.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)In the event of a Change in Control, any transaction or event described in Section 12.2(a), or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v)To replace such Award with other rights or property selected by the Administrator; and or
(vi)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):
The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and or
The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).
The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.
(d)With respect to Awards granted to a Non-Employee Director, in the event of a Change in Control, the Holder will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Holder, or other written agreement between the Holder and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
(e)In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Holder as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(f)The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g)Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(h)The existence of the Plan, any Program, any Award Agreement and or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
12.3No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.4Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.5Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any parent or subsidiary of the Company. Nothing in the Plan shall be construed to limit the right of the Company or any parent or subsidiary of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any parent or subsidiary of the Company, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.6Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.7Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.8Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.
12.9Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.9 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.10Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any shares of Common Stock or other securities of the Company during a period of up to one hundred eighty days following the effective date of a registration statement of the Company filed under the Securities Act.
12.11Restrictions on Shares. Shares acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights, drag-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Award Agreement or in an exercise notice or stockholders agreement or in such other agreement as the Administrator shall determine, in each case, in a form determined by the Administrator in its sole discretion. The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions and the Holder’s entering into such agreement or agreements.
12.12Holder Representations. The Company may require a Holder, as a condition to the grant or exercise of, or acquisition of Shares under, any Award, (i) to give written representations satisfactory to the Company as to the Holder’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring or exercising the Award (as applicable); (ii) to give written representations satisfactory to the Company stating that the Holder is acquiring the Shares subject to the Award for the Holder’s own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the Shares upon the exercise or acquisition of Shares under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.
12.13Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any parent or subsidiary of the Company.
12.14Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.15Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any parent or subsidiary of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.16Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
* * * * *

VIZIO HOLDING CORP. INCENTIVE AWARD PLAN
STOCK OPTION AND DIVIDEND EQUIVALENT GRANT NOTICE
VIZIO Holding Corp., a Delaware corporation (the “Company”), pursuant to its 2017 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Class A common stock (“Common Stock”), set forth below (the “Option”). Each Option is hereby granted in tandem with a corresponding Dividend Equivalent (as defined in the Plan), as further described in the Agreement. The Option and Dividend Equivalent are subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) , each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	__________________________________________________
Grant Date:	__________________________________________________
Vesting Commencement Date:	__________________________________________________
Exercise Price per Share:	$_________________________________________________
Total Exercise Price:	$_________________________________________________
Total Number of Shares Subject to the Option:	__________________________________________________
Expiration Date:	_________________________, unless terminated earlier in accordance with Section 4.3 of the Stock Option Agreement.
Vesting Schedule:
Subject to the terms and conditions of the Plan, the Stock Option Agreement (including, without limitation, Sections 4.1, 4.2 and 4.3 of the Stock Option Agreement) and this Grant Notice, the Option shall vest and become exercisable as to:
(i)    25% of the Shares (_____shares total) on ________________;
(ii)    25% of the Shares (_____shares total) on ________________;
(iii)    25% of the Shares (_____shares total) on ________________;
(iv)    25% of the Shares (_____shares total) on ________________.
In no event shall this Option vest and become exercisable for any additional Shares following Participant’s Termination of Service.

Type of Option:    ☐ Incentive Stock Option** ☐ Non-Qualified Stock Option
**To the extent the Fair Market Value of shares of Common Stock under Incentive Stock Options that are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Options shall be Non-Qualified Stock Options as necessary to comply with Section 422(d) of the Code.
[Signature Page Follows]

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement, and the Plan. Participant and, if applicable, his or her spouse, shall, concurrently with the execution of the Stock Option Agreement, sign and deliver to the Company the Consent of Spouse attached to the Stock Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.

VIZIO HOLDING CORP.		PARTICIPANT
By:	__________________________________	Signed:	__________________________________
Name:	__________________________________	Print Name:	__________________________________
Title:	__________________________________	Address:	__________________________________
__________________________________

Attachments:    Stock Option and Dividend Equivalent Agreement (Exhibit A)
    Form of Exercise Notice (Exhibit B)
    VIZIO Holding Corp. 2017 Incentive Award Plan(Exhibit C)

EXHIBIT A
TO STOCK OPTION AND DIVIDEND EQUIVALENT GRANT NOTICE

STOCK OPTION AND DIVIDEND EQUIVALENT AGREEMENT
Pursuant to the Stock Option and Dividend Equivalent Grant Notice (the “Grant Notice”) to which this Stock Option and Dividend Equivalent Agreement (this “Agreement”) is attached, VIZIO Holding Corp., a Delaware corporation (the “Company”), has granted to Participant an option under the Company’s 2017 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of shares of Common Stock indicated in the Grant Notice (the “Option Shares”). The Option is hereby granted in tandem with a corresponding number of Dividend Equivalents (as defined in the Plan), as further described in this Agreement.
ARTICLE 1.
GENERAL
1.1Defined Terms. Wherever the following terms are used in this Agreement they shall have the meaning specified below, unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein shall have the meanings specified in the Grant Notice or, if not defined therein or this Agreement, the Plan.
1.2Incorporation of Terms of Plan. The Option and Dividend Equivalents are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF OPTION
2.1Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, together with an equivalent number of tandem Dividend Equivalents, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the shares of Common Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the shares of Common Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.
2.3Consideration to the Company. In consideration of the grant of the Option and Dividend Equivalents by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company, any Subsidiary or any affiliate or shall interfere with or restrict in any way the rights of the Company, its Subsidiaries and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and Participant.
ARTICLE 3.
DIVIDEND EQUIVALENTS

3.1The Option is granted together with a corresponding award of Dividend Equivalents with respect to the Option Shares. The Dividend Equivalents shall remain outstanding from the Grant Date until the earliest of the date on which the portion of the Option covering the Option Shares to which they correspond is exercised, becomes unexercisable under Section 4.3 or otherwise terminates, at which time such Dividend Equivalents shall automatically and without further action terminate and cease to be of any force or effect. The Dividend Equivalents shall entitle the Participant to receive, for each cash dividend declared by the Company whose record date occurs during the period commencing on the Grant Date and ending on the earliest of the date on which the portion of the Option covering the Option Shares to which the Dividend Equivalents correspond is exercised, becomes unexercisable or otherwise terminates, a cash payment, subject to and in accordance with this Agreement, an amount determined by multiplying (i) the number of corresponding Option Shares subject to the portion of the Option that is unexercised as of the record date for the applicable dividend and (ii) the amount of such cash dividend payable with respect to one Share. Each such payment shall be made on or within thirty (30) days following the applicable dividend payment date.
3.2The Participant shall not be entitled to any Dividend Equivalent payment with respect to a record date that occurs after the termination for any reason of the portion of the Option covering the Option Shares to which the Dividend Equivalents correspond, whether due to exercise, forfeiture of the Option, or otherwise.
3.3The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Option and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. The Dividend Equivalents shall not be tied to or otherwise dependent upon the exercise of the Option.
ARTICLE 4.
PERIOD OF EXERCISABILITY
4.1Commencement of Exercisability.
(a)Subject to Sections 4.2, 4.3, and 6.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.
4.2Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 4.3 hereof.
4.3Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;
(b)If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five (5) years from the Grant Date;
(c)The expiration of three (3) months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or disability or Participant’s Termination of Service for Cause;
(d)The expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or disability; or
(e)Except as the Administrator may otherwise approve, upon Participant’s Termination of Service for Cause.

As used in this Agreement, “Cause” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Participant or other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause. Notwithstanding the foregoing, if Participant is a party to a written employment or similar agreement with the Company (or any Subsidiary) in which the term “cause” is defined, then “Cause” shall be as such term is defined in such applicable written employment or consulting agreement.
4.4Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s termination of employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.
4.5Tax Indemnity.
(a)Participant agrees to indemnify and keep indemnified the Company, any Company affiliate and Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax Liability (as defined below) that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option or Dividend Equivalents, (2) the acquisition by Participant of the Common Stock on exercise of the Option or (3) the disposal of any Common Stock. For purposes of this Agreement, “Tax Liability” shall mean any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction.
(b)The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Common Stock by Participant. The Company shall not be required to issue, allot or transfer Common Stock until Participant has satisfied this obligation.
(c)Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Option or Dividend Equivalents and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option or Dividend Equivalents, to reduce or eliminate Participant’s liability for Tax Liabilities or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option and Dividend Equivalents, and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.
ARTICLE 5.
EXERCISE OF OPTION
5.1Person Eligible to Exercise. Except as provided in Section 6.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
5.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4.3 hereof. However, the Option shall not be exercisable with respect to fractional shares of Common Stock.

5.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 4.3 hereof:
(a)An exercise notice in a form specified by the Administrator, which may be in electronic format, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 5.4 hereof that is acceptable to the Company;
(c)Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and
(d)In the event the Option or portion thereof shall be exercised pursuant to Section 5.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
5.4Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)Cash or check;
(b)To the extent permitted under applicable law, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
(c)With the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; and
(d)Other legal consideration acceptable to the Administrator.
5.5Conditions to Issuance of Common Stock. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock, or issued shares which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.4 of the Plan and following conditions:
(a)The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;
(b)The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 5.4 hereof; and
(e)The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
Notwithstanding the foregoing, the issuance of such shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such shares because it reasonably determines that the issuance of such shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).
5.6Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends (other than rights in respect of the Dividend Equivalents as set forth herein), in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 12.2 of the Plan.
ARTICLE 6.
OTHER PROVISIONS
6.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator, Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
6.2Whole Shares. The Option may only be exercised for whole shares of Common Stock.
6.3Option Not Transferable.
(a)Subject to Sections 5.1 and 6.3(b) hereof, the Option and Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed, or, subject to the consent of the Administrator, pursuant to a DRO. Neither the Option, Dividend Equivalents nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Non-Qualified Stock Option (or intended to become a Non-Qualified Stock Option), the Option may be transferred to, exercised by and paid to a Permitted Transferee), subject to Section 10.3 of the Plan and pursuant to such conditions and procedures as the Administrator may require.
(c)Unless transferred to a Permitted Transferee in accordance with Section 6.3(b), or, subject to the consent of the Administrator, pursuant to a DRO, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(d)Notwithstanding any other provision in this Agreement, Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of Participant and to receive any distribution with respect to the Option upon Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of Participant’s interest in the Option shall not be effective without the prior written consent of Participant’s spouse or domestic partner. If no beneficiary has been designated or survives Participant, payment shall be made to the person entitled thereto pursuant to Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by Participant at any time provided the change or revocation is filed with the Administrator prior to Participant’s death.
6.4Tax Withholding. The Company and its affiliates shall be entitled to require a cash payment (or other method of payment determined in accordance with Section 5.4 hereof) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, exercise and/or payment of the Options and/or Dividend Equivalents. The Company shall have no obligation to make any payment in any form under this Agreement or under any Option or Dividend Equivalent issued in accordance herewith unless and until such tax obligations have been satisfied.
6.5Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the shares of Common Stock subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such shares of Common Stock and that Participant is not relying on the Company for any tax advice.
6.6Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
6.7Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
6.8Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
6.9Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Common Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
6.10Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.10, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 5.1 hereof by written notice under this Section 6.10. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.11Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.12Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement without regard to conflicts of laws thereof or of any other jurisdiction. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
6.13Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
6.14Amendment, Suspension and Termination. This Agreement may be amended in a writing signed by Participant or such other person as may be permitted to exercise the Option pursuant to Section 5.1 and a duly authorized representative of the Company. In addition, to the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
6.15Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
6.16Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares of Common Stock or (b) within one (1) year after the transfer of such shares of Common Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
6.17Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.18Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its affiliates or interfere with or restrict in any way with the right of the Company or any of its affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of Participant’s at any time.
6.19Entire Agreement. The Plan and the Grant Notice (including all Exhibits thereto, including this Agreement) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
6.20Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the

Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
6.21Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
6.22Consent to Personal Data Use. By acceptance of this Option, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its parents, its Subsidiaries and Participant’s employer (all together, the “Company Entities”), hold certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in Participant’s country or elsewhere, which Participant separately and expressly consents to, accepting that outside Participant’s location, data protection laws may not be as protective as within. Such third parties are currently assisting the Company in the implementation, administration and management of the Plan. From time to time and without notice, the Company Entities may retain additional or different third parties for any of the purposes mentioned. Participant hereby authorizes the Company Entities and all such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party with whom Participant may have elected to have payment made pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by this Option. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights

* * * * *

EXHIBIT B
TO STOCK OPTION AND DIVIDEND EQUIVALENT GRANT NOTICE
FORM OF EXERCISE NOTICE

    Effective as of today, ___________, 20___, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number of shares of VIZIO Holding Corp. (the “Company”) Common Stock specified below (the “Shares”) under and pursuant to the VIZIO Holding Corp. 2017 Incentive Award Plan (the “Plan”) and the Stock Option and Dividend Equivalent Grant Notice and Stock Option and Dividend Equivalent Agreement evidencing such option (the “Option Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Grant Notice or, if not defined therein, the Option Agreement or, if not defined therein, the Plan.

Grant Date:	_____________________________________
Number of Shares as to which Option is Exercised:	_____________________________________
Exercise Price per Share:	$____________________________________
Total Exercise Price:	$____________________________________
Certificate to be issued in name of:	_____________________________________
Payment delivered herewith:	$______________ (Representing the full exercise price for the Shares, as well as any applicable withholding tax)
Type of Option:      ☐ Incentive Stock Option ☐ Non-Qualified Stock Option
1.Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions.
2.Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (other than in respect of the Dividend Equivalents) or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan. Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares.
3.Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
4.Participant understands that upon issuance of the Shares, the corresponding Dividend Equivalents associated with the exercised Options will terminate and Participant will no longer be entitled to receive Dividend Equivalents with respect to such exercised Options.
5.Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
6.Interpretation. Any dispute regarding the Option or the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final, binding and conclusive on the Company and Participant.
7.Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
8.Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 6.10 of the Option Agreement.
9.Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
(Signature page follows.)

ACCEPTED BY: VIZIO HOLDING CORP.	SUBMITTED BY: PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

CONSENT OF SPOUSE
        I, ____________________, spouse of _________________, have read and approve the Option Agreement and this Exercise Notice. In consideration of granting of the right to my spouse to purchase the shares of Common Stock of the Company set forth in the Option Agreement and this Exercise Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Option Agreement and this Exercise Notice and agree to be bound by the provisions of the Plan, the Option Agreement, and this Exercise Notice insofar as I may have any rights under the Plan or the Agreement or the Exercise Notice or any rights with respect to the shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Exercise Notice.

Dated: _____________________	______________________________
Signature of Spouse

EXHIBIT C
TO STOCK OPTION AND DIVIDEND EQUIVALENT GRANT NOTICE
VIZIO HOLDING CORP. 2017 INCENTIVE AWARD PLAN
[See attached]

VIZIO HOLDING CORP.
2017 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE
VIZIO Holding Corp., a Delaware corporation, (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) the Plan, and the Shareholders Agreement (as defined in the Agreement), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	_________________________________________________________
Grant Date:	_________________________________________________________
Total Number of Shares of Restricted Stock:	_________________________________________________________
Vesting Commencement Date:	_________________________________________________________

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Agreement, the Shares shall vest and become non-forfeitable as follows:

(i) 25% of the Shares shall vest and become nonforfeitable upon the later of (x)             , 20    , or (y) the date that the Company has made its first public offering of its Common Stock to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (the “IPO”);

(ii) 25% of the Shares shall vest and become nonforfeitable upon the later of (x) , 20 , or (y) the date of the IPO;
(iii) 25% of the Shares shall vest and become nonforfeitable upon the later of (x) , 20 , or (y) the date of the IPO;
(iv) 25% of the Shares shall vest and become nonforfeitable upon the later of (x) , 20 , or (y) the date of the IPO.

Notwithstanding any contrary provision of this Grant Notice or the Agreement, if the IPO does not occur on or before             , 20    , after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with a Change in Control (as defined in the Agreement) or the Participant’s Termination of Service, if any, the Shares shall thereupon be forfeited immediately and without any further action by the Company.

Participant’s interest in all of the Shares (if not sooner vested), shall become vested and nonforfeitable upon a Change in Control, provided the effective date of such Change in Control occurs prior to the earlier of (a) Participant’s Termination of Service or (b)             , 20     .

Termination:	In no event shall the Company’s Repurchase Option lapse as to any Shares after Participant’s Termination of Service (except due to Participant’s death or Disability). In the event that Participant’s Termination of Service is due to Participant’s death or Disability, the Company’s Repurchase Option shall lapse as to 100% of the Shares on the date of such Termination of Service.
In no event, however, shall any Shares vest and become nonforfeitable following Participant’s Termination of Service, unless such Termination of Service is due to an involuntary termination by the Company “Without Cause” or a resignation by Participant for “Good Reason” (as such terms are defined in the Employment Agreement between the Company and the Participant. In the event of an involuntary termination by the Company Without Cause or a resignation by Participant for Good Reason, all of the Shares shall vest and become nonforfeitable as of the date the “Release” (as defined in the Employment Agreement) becomes irrevocable under the conditions described in the Employment Agreement pertaining thereto.
If the Participant experiences a Termination of Service prior to the applicable vesting date, any portion of the Award (and the Shares subject thereto) that has not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant, and the Participant’s rights in such portion of the Award and any Shares subject thereto shall thereupon lapse and expire.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the Shareholders Agreement, and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Shareholders Agreement, and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Shareholders Agreement, or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.1(e) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.1(e) of the Agreement, the Shareholders Agreement, or the Plan. If the participant is married or part of a registered domestic partnership, his or her spouse or domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

VIZIO HOLDING CORP.	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:	Title:

Attachments:    Restricted Stock Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
VIZIO Holding Corp. 2017 Incentive Award Plan, amendments and adjustments thereto (Exhibit C)
Joinder to the Shareholders Agreement (Exhibit D)
Assignment Separate from Certificate (Exhibit E)
Joint Escrow Instructions (Exhibit F)

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, VIZIO Holding Corp., a Delaware corporation (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Company’s 2017 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.
ARTICLE I
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. The Shares are also subject to the terms and conditions of that certain Shareholders Agreement, entered into as of September 15, 2008, by and among the Company and the other shareholders of the Company, as amended from time to time (the “Shareholders Agreement”). The Plan and the Shareholders Agreement are incorporated herein by reference.
ARTICLE II
AWARD OF RESTRICTED STOCK
2.1     Award of Restricted Stock.
(a)     Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any affiliate, and for other good and valuable consideration. The number of Shares subject to the Award is set forth in the Grant Notice.
(b)     Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company or of a duly appointed transfer agent of the Company with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 3.8 and 3.9 hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.1(f) below; or (ii) certificated form pursuant to the terms of Sections2.1(d), 4.1and 5.7 below.
(c)    Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.
(d)     Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 3.8 hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 10.2 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.
(e)     Tax Withholding. As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares.
(f)     To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent, if any, as and when the Restrictions lapse.
2.2     Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any affiliate.
2.3     Shareholders Agreement. The Shares to be issued hereunder shall be subject to the Shareholders Agreement. As a condition to the issuance of the Shares hereunder, the Participant shall execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the Joinder to the Shareholders Agreement attached as Exhibit D to the Grant Notice.
2.4     Investment Intent. Participant is acquiring the Shares for his own account, for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Shares in violation of the Securities Act or any state securities laws. Participant acknowledges that, irrespective of any other provision of this Agreement, Participant shall not sell, exchange, transfer, alienate, convey, negotiate, pledge, hypothecate, encumber or assign or in any other way dispose of all or any of the Shares except in compliance with all applicable federal, state and foreign securities laws, including, without limitation, the Securities Act. Participant further acknowledges that Participant understands that the Shares are not registered under the Securities Act and must be held by Participant until the Shares are registered under the Securities Act or an exemption from such registration is available. Participant acknowledges that the Company shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act. Participant also acknowledges that Participant is prepared to hold the Shares for an indefinite period of time and that Participant understands that Rule 144 issued under the Securities Act (which exempts certain resales of unrestricted securities) is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.
2.5     Assets or Securities Issued With Respect to Shares. Any and all cash dividends (other than regular cash dividends) paid on the Shares (or other securities at the time held in escrow pursuant to Section 4.1 and the Joint Escrow Instructions) and any and all shares of Common Stock, capital stock or other securities or other property received by or distributed to Participant with respect to, in exchange for or in substitution of the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Repurchase Option (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Company’s Repurchase Option pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, including, without limitation, a Change in Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Repurchase Option (as defined in Section 3.1) and the restrictions on transfer in Section 3.4below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Company’s Repurchase Option pursuant to this Agreement). Any such assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall immediately be delivered to the Company to be held in escrow pursuant to Section 4.1.

ARTICLE III
RESTRICTIONS ON SHARES
3.1     Repurchase Option. Subject to the provisions of Section 3.2 below, if Participant has a Termination of Directorship before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of 90 days after the Participant’s Termination of Service to repurchase all or any portion of the Unreleased Shares (as defined in Section 3.3) at such time (the “Repurchase Option”) at the lesser of (i) the original cash Purchase Price or (ii) the then current Fair Market Value on the date of repurchase (the “Repurchase Price”). The Repurchase Option shall lapse and terminate 90 days after Participant has a Termination of Directorship. The Repurchase Option shall be exercisable by the Company by written notice to Participant or Participant’s executor (with a copy to the escrow agent appointed pursuant to Section 4.1 below) and shall be exercisable, at the Company’s option, by delivery to Participant or Participant’s executor of such notice and a payment in cash or check in an amount equal to the Repurchase Price times the number of Shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. In the event the Company repurchases any Shares under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to the Company.
3.2     Release of Shares from Repurchase Restriction. The Shares shall be released from the Company’s Repurchase Option in accordance with the Vesting Schedule set forth in the Grant Notice. Any of the Shares released from the Company’s Repurchase Option shall thereupon be released from the restrictions on transfer under Section 3.4.
3.3     Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Company’s Repurchase Option are referred to herein as “Unreleased Shares.”
3.4    Restrictions on Transfer. No Unreleased Shares, or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
3.5     Right of First Refusal.
(a)     Before any Shares held by Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be Transferred on the terms and conditions set forth in this Section (the “Right of First Refusal”). In the event that the Company’s Bylaws contain a right of first refusal with respect to the Shares, such right of first refusal shall apply to the Shares to the extent such provisions are more restrictive than the Right of First Refusal set forth in this Section and the Right of First Refusal set forth in this Section shall not in any way restrict the operation of the Company’s Bylaws.
(b)     In the event any Holder desires to Transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be Transferred to each Proposed Transferee; and (iv) the price for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).
(c)     Within 30 days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees by delivery of a written exercise notice to the Holder (a “Company Notice”). The purchase price (“Purchase Price”) for the Shares repurchased under this Section shall be the Offered Price.

(d)     Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 10 days after delivery of the Company Notice or in the manner and at the time mutually agreed to by the Company and the Holder. Should the Offered Price specified in the Notice be payable in property other than cash, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Holder and the Company cannot agree on such cash value within 10 days after the Company’s receipt of the Notice, the valuation shall be made by the Board. The payment of the purchase price shall then be made no later than (i) 10 days following delivery of the Company Notice or (ii) 10 days after such valuation shall have been made.
(e)     If all or a portion of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within sixty days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement (including, without limitation, the Right of First Refusal), if applicable, shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such sixty-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.
(f)     The Right of First Refusal shall terminate as to all Shares upon the Public Trading Date.
(g)     Any transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable federal, state or foreign securities laws. Any Transfer or attempted Transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by providing “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
3.6     Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering.
3.7     Forfeiture. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Service for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service, if any) shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in any Shares and such portion of the Award shall thereupon lapse and expire. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.7 hereof and the exposure to forfeiture set forth in this Section 3.8.
3.8     Vesting and Lapse of Restrictions. Subject to Section 2.2(a) above, the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share, other than with respect to the final vesting date).
3.9     Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such

Shares because it reasonably determines that the issuance of such Shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).
ARTICLE IV
ESCROW OF SHARES
4.1     Escrow of Shares. To insure the availability for delivery of Participant’s Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 3.1, Participant hereby appoints the Secretary of the Company, or any other person designated by the Administrator as escrow agent, as his attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, repurchased by the Company pursuant to the Repurchase Option pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator, any share certificates representing the Unreleased Shares, together with the Assignment Separate from Certificate duly endorsed in blank, attached as Exhibit C to the Grant Notice. The Unreleased Shares and Assignment Separate from Certificate shall be held by the Secretary of the Company, or such other person designated by the Administrator, in escrow, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit D to the Grant Notice, until the Company exercises its Repurchase Option as provided in Section 3.1, until such Unreleased Shares are released from the Company’s Repurchase Option, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Repurchase Option, the escrow agent shall deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any dividends or other distributions are paid on the Unreleased Shares held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such dividends or other distributions shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such dividends or other distributions were paid from the Company’s Repurchase Option.
4.2     Transfer of Repurchased Shares. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares as to which the Repurchase Option has been exercised from Participant to the Company.
4.3     No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.
ARTICLE V
OTHER PROVISIONS
5.1     Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
5.2     Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.
5.3     Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan; provided, however, that this Section 5.3 notwithstanding, with the consent of the Administrator, the Shares may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 10.3 of the Plan.
5.4     Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder. Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Participant shall forthwith cause the certificate(s), if any issued, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.
5.5     Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Stock granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Restricted Stock and that the Participant is not relying on the Company for any tax advice.
5.6     Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
5.7     Restrictive Legends and Stop-Transfer Orders.
(a)     Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN VIZIO HOLDING CORP. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.
(b)     Certificates representing Shares issued pursuant to this Agreement shall be endorsed with any legends that may be required by federal, state or foreign securities laws, including but not limited to the following legends, or such other legends as shall be determined by the Administrator:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE PERMITTED UNLESS (X) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, (Y) THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (Z) THE ISSUER RECEIVES AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE ISSUER) STATING THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER (INCLUDING A RIGHT OF FIRST REFUSAL) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE

OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SECURITIES.
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES. A COPY OF SUCH AGREEMENT AS IN EFFECT FROM TIME TO TIME MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
(c)     Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(d)     The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
5.8     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.9     Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
5.10     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.11     Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
5.12     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
5.13     Amendment, Suspension and Termination. This Agreement may be amended in a writing signed by Participant and a duly authorized representative of the Company. In addition, to the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
5.14     Successors and Assigns. The Company or any affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 5.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

5.15     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.16     Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its affiliates nor shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and the Participant.
5.17     Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any), and the Shareholders Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its affiliates and the Participant with respect to the subject matter hereof.
5.18     Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER
I,                 , spouse or domestic partner of                 , have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse or domestic partner the shares of the Common Stock of VIZIO Holding Corp. set forth in the Grant Notice, I hereby appoint my spouse or domestic partner as my attorney-in-fact in respect of the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the Common Stock of VIZIO Holding Corp. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _____________________	_______________________________
Signature of Spouse or Domestic Partner

EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE

VIZIO HOLDING CORP. 2017 INCENTIVE AWARD PLAN

[See attached]

EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
JOINDER TO THE SHAREHOLDERS AGREEMENT

THIS JOINDER TO SHAREHOLDERS AGREEMENT (this “Joinder”), dated as of                 , is by                  (“Shareholder”), for the benefit of VIZIO Holding Corp. (formerly known as V, Inc. and VIZIO, Inc.), a Delaware corporation (the “Corporation”), and all other parties to that certain Shareholders Agreement, dated as of September 15, 2008, as amended from time to time (the “Shareholders Agreement”). Any term not otherwise defined herein shall have the meaning given such term in the Shareholders Agreement.
WHEREAS, the Corporation has granted Shareholder options, restricted stock, restricted stock units or other awards under the Corporation’s 2017 Incentive Award Plan, as amended, and as a condition to issuance of Shares pursuant to such awards, Shareholder has agreed to enter into this Joinder; and
WHEREAS, Shareholder desires to become a party to the Shareholders Agreement;
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Shareholder hereby: (a) acknowledges that it has received and reviewed the Shareholders Agreement, as amended, a copy of which is attached hereto as Exhibit D-1; (b) joins the Shareholders Agreement as a party thereto; (c) assumes all the obligations, and acquires all of the rights, of a “Shareholder” thereunder; and (d) agrees to comply with the Shareholders Agreement and to be bound thereby as if it had been an original party thereto.
For purposes of notice under Section 12(a) of the Shareholders Agreement, the notice address for Shareholder is as follows:

____________________________
____________________________
____________________________
Attention: ___________________
Facsimile No.: ( )___-______

This Joinder is governed by and construed under the laws of the State of California and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, this Joinder to Shareholders Agreement is executed and delivered as of the date first set forth above.

SHAREHOLDER

By:

Acknowledged and agreed as of the date first above written:

VIZIO Holding Corp., a Delaware corporation

By:
Name:
Title:
[Signature Page to Joinder to the Shareholders Agreement]

EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned,                 , hereby sells, assigns and transfers unto VIZIO Holding Corp., a Delaware corporation,                     shares of the common stock of VIZIO Holding Corp. standing in his name on the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement between VIZIO Holding Corp. and the undersigned dated             , 20    .
Dated:             , 20

                                [Name of Participant]

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of Participant.

EXHIBIT F
TO RESTRICTED STOCK AWARD GRANT NOTICE

JOINT ESCROW INSTRUCTIONS
            , 20

Secretary
VIZIO Holding Corp.
[Address]
[City, ST ZIP]
Ladies and Gentlemen:
As escrow agent (the “Escrow Agent”) for both VIZIO Holding Corp. a Delaware corporation (the “Company”), and the undersigned recipient of shares of common stock of the Company (the “Participant”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), including the stock certificate and the Assignment Separate from Certificate, in accordance with the following instructions:
1.     In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option as defined in the Agreement), the Company shall give to Participant and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2.     As of the date of closing of the repurchase indicated in such notice, you are directed (a) to date the Assignment Separate from Certificate necessary for the repurchase and transfer in question, (b) to fill in the number of shares being repurchased and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be repurchased and transferred, to the Company or its assignee.
3.     Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as set forth in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3 and the Agreement, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
4.     Upon written request of Participant, but no more than once per calendar month, unless the Company’s Repurchase Option has been exercised, you will deliver to Participant a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Within 120 days after the termination of the Company’s Repurchase Option in accordance with the terms of the Agreement, you will deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not repurchased pursuant to the Repurchase Option set forth in Section 3.1 of the Agreement.
5.     If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.
6.     Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.     You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney- in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8.     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.     You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
10.     You shall not be liable for the expiration of any rights under any applicable federal, state, local or foreign statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
11.     You shall be entitled to employ such legal counsel and other experts as you may deem necessary or appropriate to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will reimburse you for any reasonable attorneys’ fees with respect thereto.
12.     Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
13.     If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
14.     It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
15.     Any notice to be given under the terms of these Joint Escrow Instructions to the Company shall be addressed to the Company in care of the Secretary of the Company at the address of the Company’s then current corporate headquarters, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the signature page to this Agreement. By a notice given pursuant to this paragraph 15, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
16.     By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
17.     This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
18.     These Joint Escrow Instructions shall be administered, interpreted and enforced under the laws of the State of California, without regard to the conflicts of law principles thereof. Should any provision of these Joint Escrow Instructions be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

VIZIO HOLDING CORP.
By:____________________________________
Title: ____________________________________
Name:__________________________________
Address: ____________________________________
____________________________________

PARTICIPANT
By:__________________________________
Print Name:__________________________________
Address: ____________________________________
____________________________________
ESCROW AGENT:

By:__________________________________
Secretary, VIZIO Holding Corp.
Address: ____________________________________
____________________________________

VIZIO HOLDING CORP.

2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Pursuant to the VIZIO Holding Corp. 2017 Incentive Award Plan (the “Plan”), VIZIO Holding Corp., a Delaware corporation (the “Company”) hereby grants to the holder listed below (“Holder”) the number of restricted stock units set forth below (the “Restricted Stock Units” or “RSUs”). The Restricted Stock Units are subject to all of the terms and conditions set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”).

Holder:	________________________
Grant Date:	________________________
Vesting Commencement Date:	________________________
Total Number of Restricted Stock Units:	________________________

Vesting Schedule:
Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Unit Agreement, the Restricted Stock Units will vest according to the following schedule: as to 25% of the Restricted Stock Units on the first Quarterly Vesting Date (as defined below) that occurs on or after the 1-year anniversary of the Vesting Commencement Date (the “First Vesting Date”) and as to 25% of the Restricted Stock Units on each of the Quarterly Vesting Dates that occur on the first 3 anniversaries of the First Vesting Date, in each case so long as Holder has not had a Termination of Service prior to the applicable Quarterly Vesting Date.
For purposes of this Grant Notice and the Restricted Stock Unit Agreement, “Quarterly Vesting Date” means the first trading day on or after each of February 18, May 18, August 18, and November 18.
In no event, shall any Restricted Stock Units vest following Holder’s Termination of Service, except as may otherwise be provided by the Administrator.

Distribution Schedule:
Each vested Restricted Stock Unit shall be distributable in accordance with Section 2.3 of the Restricted Stock Unit Agreement. The date on which a Restricted Stock Unit becomes vested shall be referred to as a “Distribution Date.”

         This Grant Notice and the Restricted Stock Unit Agreement are subject in their entirety to the provisions of the Plan, the terms and conditions of which are hereby incorporated into and made a part of this Grant Notice and the Restricted Stock Unit Agreement.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement, and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement.

VIZIO HOLDING CORP.		HOLDER

By:	____________________________	By:	____________________________
Print Name:	____________________________	Print Name:	____________________________
Title:	____________________________	Address:	____________________________
Address:        39 Tesla
Irvine, California 92618

Attachments:    Restricted Stock Unit Award Agreement (Exhibit A)
VIZIO Holding Corp. 2017 Incentive Award Plan (Exhibit B)

EXHIBIT A
TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT
    Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, VIZIO Holding Corp., a California corporation (the “Company”) has granted to the holder (“Holder”) specified on the Grant Notice a restricted stock unit award under the VIZIO Holding Corp. 2017 Incentive Award Plan (the “Plan”) an award of restricted stock units (“Restricted Stock Units”), subject to the terms and conditions of the Grant Notice, the Agreement, and the Plan (as defined herein).
ARTICLE I.
GENERAL
    1.1     Defined Terms. Wherever the following terms are used herein they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
    1.2     Incorporation of Terms of Plan. The Restricted Stock Units evidenced by the Grant Notice and the Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT, VESTING AND DISTRIBUTION
OF RESTRICTED STOCK UNITS
    2.1     Grant of Restricted Stock Units. In consideration of Holder’s past and/or continued service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder an award of the number of Restricted Stock Units specified on the Grant Notice, subject to the terms and conditions set forth in the Plan, the Grant Notice and the Agreement. Each Restricted Stock Unit represents the right to receive a share of the Company’s Common Stock at the time the Restricted Stock Unit is distributed, in accordance with the terms and conditions set forth in the Plan and the Grant Notice.
    2.2     Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the vesting schedule set forth in the Grant Notice; provided, however, that in no event shall any fractional number of Restricted Stock Units vest (with any fractional Restricted Stock Units that would otherwise vest accumulated through successive Vesting Dates until there is a sufficient amount of fractional Restricted Stock Units to constitute a whole Restricted Stock Unit, upon which the whole Restricted Stock Unit will vest according to the terms herein). Unless and until the Restricted Stock Units have vested in accordance with the preceding sentence, Holder shall have no right to any distribution made with respect to such Restricted Stock Units. Except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Holder, in the event of Holder’s Termination of Service prior to the vesting of all of the Restricted Stock Units, any Restricted Stock Units which remain unvested at such time will terminate automatically and be forfeited without further notice and at no cost to the Company.
    2.3     Distribution of Common Stock.
        (a)     Subject to the terms and conditions of the Plan and the Agreement, the shares of Common Stock underlying Holder’s vested Restricted Stock Units shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) as soon as practicable following the applicable Distribution Date (but in each such case within the period ending no later than the 15th day of the 3rd month following the end of the calendar year, or if later, the end of the Company’s tax year, in either case that includes the Distribution Date).
        (b)     All distributions shall be made by the Company in the form of whole shares of Common Stock.
    2.4     Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon settlement of the Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock in settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:
    (a)     The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;
    (b)     The completion of any registration or other qualification of such shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;
(c)     The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;
    (d)    The receipt by the Company (or other employer) of full payment of all amounts which, under applicable federal, state, local or foreign tax law, the Company (or other employer) is required to withhold upon issuance of such shares; and
    (e)    The lapse of such reasonable period of time following the applicable Distribution Date as the Administrator may from time to time establish for reasons of administrative convenience, subject to Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder.
    2.5     Rights as Stockholder. The holder of the Restricted Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares deliverable upon settlement of the Restricted Stock Units, unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
ARTICLE III.
OTHER PROVISIONS
    3.1     Administration. The Administrator shall have the power to (a) interpret the Plan and the Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, and (c) amend the Agreement, subject to Section 3.9. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Agreement or the Restricted Stock Units. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and the Agreement, subject to Section 11 of the Plan.
    3.2     Limited Transferability. The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for Holder’s debts, contracts or engagements or the debts, contracts or engagements of Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
    3.3     No Employment Rights. Nothing in the Plan or the Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate Holder’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.
3.4    Shares to Be Reserved. The Company shall at all times prior to the settlement or forfeiture of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Agreement.
    3.5     Notices. Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice or at the last known address for Holder contained in the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
    3.6     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.
    3.7     Governing Law; Severability. The Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to conflicts of law principles thereof. Should any provision of the Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
    3.8     Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
    3.9     Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.
    3.10     Successors and Assigns. The Company may assign any of its rights with respect to the Restricted Stock Units to single or multiple assignees, and the Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2, the Agreement shall be binding upon Holder and Holder’s heirs, executors, administrators, successors and assigns.
    3.11     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
    3.12     Taxes.
    (a)     Notwithstanding anything to the contrary in the Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance of the Restricted Stock Units, the distribution of shares of Common Stock with respect thereto, or any other taxable event related to the Restricted Stock Units. The Company may permit Holder to make such payment in one or more of the forms specified below:
    (i)     by cash or check made payable to the Company;
    (ii)     by the deduction of such amount from other compensation payable to Holder;
        (iii)     by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such greater amount as Holder may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences);
        (iv)     by tendering vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such greater amount as Holder may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences); or
    (v)     in any combination of the foregoing.

    (b)     In the event Holder fails to provide timely payment of all sums required pursuant to Section 3.12(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 3.12(a)(ii) or Section 3.12(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the Restricted Stock Units to Holder or his legal representative unless and until Holder or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the grant of the Restricted Stock Units, the distribution of the shares of Common Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.
    3.13     Adjustments. The Administrator may adjust the Restricted Stock Units in accordance with the provisions of Section 12.2 of the Plan.
    3.14     Dividend Equivalents.
(a)     The Restricted Stock Units are granted together with a corresponding award of Dividend Equivalents with respect to the Restricted Stock Units. The Dividend Equivalents shall remain outstanding from the Grant Date until the earliest of the date on which the Restricted Stock Units to which they correspond are settled or otherwise terminate, at which time such Dividend Equivalents shall automatically and without further action terminate and cease to be of any force or effect. The Dividend Equivalents shall entitle Holder to receive, for each cash dividend declared by the Company whose record date occurs during the period commencing on the Grant Date and ending on the earliest of the date on which the Restricted Stock Units to which the Dividend Equivalents correspond are settled or otherwise terminate, a cash payment, subject to and in accordance with this Agreement, an amount determined by multiplying (i) the number of corresponding Restricted Stock Units that are outstanding as of the record date for the applicable dividend and (ii) the amount of such cash dividend payable with respect to one Share. Each such payment shall be made on or within 30 days following the applicable dividend payment date.
(b)     Holder shall not be entitled to any Dividend Equivalent payment with respect to a record date that occurs after the settlement or termination for any reason of the Restricted Stock Units to which the Dividend Equivalents correspond.
(c)     The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
3.15     Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and the Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Holder or any other person. Holder shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Common Stock shall be distributed to Holder under the terms and conditions set forth herein.
    3.16     Internal Revenue Code Section 409A. The Restricted Stock Units are intended to be exempt from Section 409A. To the extent that the Administrator determines that any Restricted Stock Units are not exempt from Section 409A of the Code, the Administrator may amend the Agreement in a manner intended to comply with the requirements of Section 409A of the Code (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to comply with the requirements of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Units. To the extent applicable, the Agreement shall be interpreted in accordance with the provisions of Section 409A.
    3.17     Entire Agreement. The Plan, the Grant Notice, and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

EXHIBIT B
TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VIZIO HOLDING CORP. 2017 INCENTIVE AWARD PLAN
[See attached]